Exhibit 10.1

OHIO LEGACY CORP.
2010 EQUITY AND CASH INCENTIVE PLAN
INCENTIVE STOCK OPTION AWARD AGREEMENT

Ohio Legacy Corp. (the “Company”) hereby grants the undersigned Participant an Incentive Stock Option (“Option”) to purchase Shares, subject to the terms and conditions described in the Ohio Legacy Corp. 2010 Equity and Cash Incentive Plan (the “Plan”) and this Incentive Stock Option Award Agreement (this “Award Agreement”).  The Option is intended to qualify as an “incentive stock option” under Section 422 of the Code.  If for any reason the Option does not qualify as an incentive stock option, then, to the extent it does not so qualify, the option will be treated as a Nonqualified Stock Option.

1.	Name of Participant: ______________________________________

2.	Grant Date: _______________________________ (the “Grant Date”)

3.	Number of Shares Subject to the Option: _______________________

4.	Exercise Price Per Share: ___________________________________

5.
Vesting: Provided that the Participant has not terminated prior to such date, the Option will vest and become exercisable as to: _______________________________________________________________________________

.

6.	Exercise:

(a)
In General.  The vested portion of the Option may be exercised at any time prior to the tenth anniversary of the Grant Date (the “Expiration Date”) except: (i) as provided in Section 6(b); or (ii) to the extent that the Compensation Committee  of the Company’s Board of Directors (“Committee”) determines otherwise in connection with a Change in Control.

(b)	Effect of Termination. If the Participant’s employment terminates prior to the Expiration Date, the Option will remain exercisable or be canceled and forfeited, as applicable, as described below:

(i)
Termination – Other Than for Cause.  If the Participant Terminates (other than for Cause): (A) the unvested portion of the Option will be canceled and forfeited on the termination date; and (B) the vested portion of the Option may be exercised at any time before the Expiration Date; provided, however, that if the Option is not exercised within three months following the date of termination, it will be treated as a Nonqualified Stock Option.

(ii)
Death or Disability.  If the Participant terminates due to death or Disability: (A) the unvested portion of the Option will be canceled and forfeited on the termination date; and (B) the vested portion of the Option may be exercised at any time before the earlier of the Expiration Date or the first anniversary of the termination date.

(iii)	Termination for Cause. If the Participant is terminated for Cause, the Option (whether or not then exercisable) will be canceled and forfeited on the termination date.

(c)
Procedure.  In order to exercise the Option, the Participant must: (i) complete an Incentive Stock Option Exercise Form in a form provided by the Committee; (ii) deliver a copy of the completed Incentive Stock Option Exercise Form to Rick Hull, Ohio Legacy Corp., 600 South Main Street, North Canton, Ohio 44720; and (iii) pay the Exercise Price for each Share being purchased in accordance with Section 6(d), below. The Option may be exercised with respect to whole Shares only.  Any fractional Shares will be settled in cash.

(d)
Payment of Exercise Price.  The Participant may pay the Exercise Price for each Share being purchased upon the exercise of the Option: (i) in cash or its equivalent; (ii) by tendering whole Shares owned by the Participant for at least six months before the Option is exercised (or such other period required to obtain favorable accounting treatment and to comply with Section 16 of the Act); (iii) by a cashless exercise (including by withholding Shares delivered upon exercise and through a broker-assisted arrangement, to the extent permitted by applicable law); (iv) by any combination of the methods described in clauses (i), (ii) or (iii); or (v) through any other method approved by the Committee in its sole discretion.

(e)
Delivery of Shares.  As soon as practicable after receipt of the Incentive Stock Option Exercise Form and full payment of the aggregate Exercise Price, the Company will cause the appropriate number of Shares to be delivered to the Participant.

7.
Change in Control: In the event of a Change in Control, Article XII of the Plan shall apply with respect to the outstanding and unexercised portion of the Option; provided, however, that if the Committee elects to: (a) cancel the outstanding and unexercised portion of the Option in connection with the Change in Control, the Participant shall be entitled to receive a cash payment equal to the excess, if any, of the value of the consideration to be paid in the Change in Control to holders of the same number of Shares as the number of Shares underlying the Option being cancelled (or, if no consideration is paid in the Change in Control, the Fair Market Value of the Shares underlying the Option being canceled) over the aggregate Exercise Price of the Option being canceled; or (b) cause a substitute award to be issued with respect to the outstanding and unexercised portion of the Option in connection with the Change in Control, the substitute award shall substantially preserve the value, rights and benefits of the Option being substituted.

8.	Restrictive Covenants:

(a)
In consideration for the grant of the Option, the Participant hereby covenants and agrees that the Participant shall not, during the Participant’s service with the Company and for a period of one year thereafter, directly or indirectly, or in concert with any other person, corporation, partnership, proprietorship or other business enterprise:

(i)
Call upon or solicit, either for the Participant or for any other person or firm that engages in competition with any business operation of the kind actively conducted by the Company or any current or future Affiliate, any customer with whom the Company or any current or future Affiliate directly conducts business, any referral source of the Company or any current or future Affiliate (including, solely by way of example, intermediaries and corporations that purchase directly from the Employer or any current or future Affiliate);

(ii)
Interfere with any relationship, contractual or otherwise, between the Employer or any current or future Affiliate, any customer with whom the Employer or any current or future Affiliate directly conducts business, or any referral source of the Employer of any current or future Affiliate; or

(iii)	Induce any person who is or was during any of the preceding 12 months an employee, officer or agent of the Employer or any current or future Affiliate to terminate said relationship.

(b)
In the event that any covenants set forth in this Section 8 shall be determined by a court of competent jurisdiction to be unenforceable because it extends over too great a period of time, or for any other reason, such covenant shall be interpreted to extend only over the maximum period of other restrictions to which they may be enforceable.

(c)	The covenants set forth in this Section 8 shall remain in effect regardless of whether the Participant exercises the Option in whole or in part.

(d)
The Participant acknowledges that a breach of the covenant set forth in this Section 8 may cause irreparable damage to the Company and its Affiliates, the extent of which may be difficult to ascertain, and that the award of damages may not be adequate relief.  The Participant agrees that, in the event of a breach or threatened breach of the covenants contained in this Section 8, the Company may institute an action to compel the specific performance of such covenants, and that such remedy shall be cumulative, not exclusive, and shall be in addition to any other available remedies.

9.
Mandatory Notice of Disqualifying Disposition:  Without limiting any other provision herein, if the Participant disposes (whether by sale, exchange, gift or otherwise) of any of the Shares acquired pursuant to the exercise of the Option within two years of the Grant Date or within one year after the transfer of such Shares to the Participant, the Participant must notify the Company of such disposition in writing 30 days from the date of such disposition.  Such written notice will state the principal terms of such disposition and the type and amount of consideration received for such Shares by the Participant in connection with such disposition.

10.	Other Terms and Conditions:

(a)
Rights Before the Option Is Exercised.  The Participant will have no rights as a shareholder with respect to the Shares underlying the Option, including, without limitation, any right to vote or receive any dividends associated with the Shares underlying the Option, until the Participant becomes the record owner of the Shares acquired upon exercise of the Option.

(b)
Beneficiary Designation. The Participant may name a beneficiary or beneficiaries to receive or exercise any vested portion of the Option that is unexercised at the Participant’s death by completing a Beneficiary Designation Form in a form acceptable to the Committee. The Beneficiary Designation Form does not need to be completed now and is not required to be completed as a condition of exercising the Option.  However, if the Participant dies without completing a Beneficiary Designation Form or if the Participant does not complete the form correctly, the Participant’s beneficiary will be the Participant’s surviving spouse or, if the Participant does not have a surviving spouse, the Participant’s estate.

(c)
Transferring the Option.  Except to the extent the Committee permits otherwise, the Option may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution.  However, as described in Section 10(b), the Participant may designate a beneficiary to exercise the Option if the Participant dies before the Option expires.

(d)	Governing Law. This Award Agreement will be construed in accordance with, and governed by the laws (other than laws governing conflicts of laws) of, the State of Ohio.

(e)
Option Subject to Plan. The Option is subject to the terms and conditions described in this Award Agreement and the Plan, which is incorporated by reference into and made a part of this Award Agreement.  In the event of a conflict between the terms of the Plan and the terms of this Award Agreement, the terms of the Plan will govern. The Committee has the sole responsibility of interpreting the Plan and this Award Agreement, and its determination of the meaning of any provision in the Plan or this Award Agreement will be binding on the Participant. Capitalized terms that are not defined in this Award Agreement have the same meanings as in the Plan.

(f)	Signature in Counterparts. This Award Agreement may be signed in counterparts, each of which will be deemed an original, but all of which will constitute one and the same instrument.

PARTICIPANT

Date:
Signature

Print Name

OHIO LEGACY CORP.

By:	Date:
[Insert name and title]